Exhibit 99.1

Perspective Therapeutics Provides Recent Business Highlights and Reports Fiscal Year 2023 Financial Results

SEATTLE – March 28, 2024 – Perspective, Therapeutics, Inc. (NYSE AMERICAN: CATX), a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body, today provided a business update and announced fiscal year 2023 financial results for the period ended December 31, 2023.

“We made tremendous progress during 2023 in building a fully integrated radiopharmaceuticals company dedicated to advancing potentially best- or first-in-class alpha-particle therapies,” said Thijs Spoor, Perspective Therapeutics' CEO. “We are pleased with our continued momentum into 2024. In March 2024, we acquired a radiopharmaceutical manufacturing facility to support production expansion, and we added to our strategic partnerships to include pioneers in radiopharmaceuticals and oncology such as Lantheus and Bristol Myers Squibb as well as licensing collaborations with world class institutions such as Stonybrook University and Mayo Clinic. We believe the innovations we are developing, supported by the financing activities subsequent to year end, have positioned us to advance innovative precision medicines for the treatment of cancer with our proprietary radiopharmaceuticals.”

VMT-α-NET: Recent Highlights

Company-sponsored Phase 1/2a trial of [212Pb]VMT-α-NET

Perspective is conducting a multi-center open-label dose escalation, dose expansion study (clinicaltrials.gov identifier NCT05636618) of [212Pb]VMT-α-NET in patients with unresectable or metastatic somatostatin receptor type 2 (“SSTR2”)-positive neuroendocrine tumors (“NETs”). The Company received Fast Track Designation for this program from the U.S. Food and Drug Administration (“FDA”) based on preclinical data for the indication of SSTR2-positive NETs regardless of prior treatment response.

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The Company completed dosing for Cohort 1 of its Phase 1/2a study of [212Pb]VMT-α-NET in patients with unresectable or metastatic SSTR2-expressing NETs. As of March 7, [212Pb]VMT-α-NET treatments were well tolerated with no unexpected adverse events. The Safety Review Committee unanimously recommended escalation to Cohort 2.

●	Cohort 2 enrollment is progressing well, with four patients already enrolled. Six patients are in screening to complete enrollment.

●	The Company currently has seven active sites for the study and is conducting feasibility assessments on additional sites.

●	Preliminary results from Cohorts 1 and 2 of the Phase 1/2a trial are expected in the third quarter 2024.

Investigator-Initiated clinical studies of [212Pb]VMT-α-NET

Perspective is collaborating with a number of thought leaders to further elucidate the clinical profile of [212Pb]VMT-α-NET through investigator initiated trials (“IITs”).

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Early clinical results from 10 adult patients, with histologically confirmed NETS and metastatic medullary thyroid carcinomas, who participated in an open-label, single-arm, IIT in India were presented in September 2023 at the 36th Annual Congress of the European Association of Nuclear Medicine (EANM). Highlights of the presented results at EANM included: ten patients who failed at least one prior line of standard of care therapy have received [212Pb]VMT-α-NET therapy to date, with initial responses observed in seven of nine evaluable patients; responses were observed across both peptide receptor radionuclide therapies (“PRRT”)-naïve and PRRT-refractory disease; no significant renal or hepatic function adverse events were observed to date; most adverse events were mild and usually resolved within one week of [212Pb]VMT-α-NET administration; and two patients experienced serious adverse events that were deemed unrelated to [212Pb]VMT-α-NET treatment.

Further data readout has been submitted to Society of Nuclear Medicine and Molecular Imaging (SNMMI) meeting taking place on June 8 –11, 2024 in Toronto.

●

The first patient was dosed at the University of Iowa in a Phase 1 trial evaluating the safety of [212Pb]VMT-α-NET in patients with unresectable or metastatic SSTR2-expressing NETs. The patients being enrolled in the study have either progressed or relapsed after previous therapies, including currently approved PRRT. This is a single site safety study (clinicaltrials.gov identifier NCT06148636) of [212Pb]VMT-α-NET.

Preliminary data readout is expected in the second half of 2024.

●

A publication in the European Journal of Nuclear Medicine and Molecular Imaging showed the first human SPECT images utilizing the alpha-emitting isotope of 212Pb, which labeled the Company's proprietary theranostic VMT-α-NET product. The imaging was conducted as part of a series of four patients with NETs who were administered VMT-α-NET at a clinical study site at the Technical University of Dresden, Germany. Four patients were treated with [212Pb]VMT-α-NET and eight patients were imaged with [203Pb]VMT-α-NET during the second half of 2023. Investigators observed rapid tumor uptake and retention of the drug and patients showed no early or acute side effects.

VMT01: Recent Highlights

Perspective designed VMT01 to target and deliver 212Pb to tumor sites expressing melanocortin 1 receptor (“MC1R”), a protein that is overexpressed in melanoma cancers. The Company is conducting a multi-center, open-label dose escalation, dose expansion study (clinicaltrials.gov identifier NCT05655312) in subjects with histologically confirmed melanoma and MC1R-positive imaging scans.

•

The Company completed dosing for Cohort 1 of the Phase 1/2a clinical study of [212Pb]VMT01 in patients with progressive MC1R-positive metastatic melanoma. As of March 7, [212Pb]VMT01 was well tolerated with no unexpected adverse events. The Safety Review Committee unanimously recommended escalation to Cohort 2.

•	Cohort 2 enrollment is progressing well, with two patients already enrolled. Four patients are in screening.

•	The Company currently has eight active sites for the study and is assessing the feasibility of other potential sites.

•	Preliminary safety and efficacy results from Cohorts 1 and 2 of the Phase 1/2a study are expected in the third quarter 2024.

•

In March 2024, the Company entered a clinical trial collaboration agreement with Bristol Myers Squibb (NYSE: BMY) to evaluate the safety and tolerability of Perspective's [212Pb]VMT01 in combination with Bristol Myers Squibb's nivolumab in patients with histologically confirmed melanoma and positive MC1R imaging scans. The combination study is an amendment to the Company's ongoing Phase 1/2a study of [212Pb]VMT01 in patients with metastatic melanoma.

PSV40X: A Different PSMA-Targeted Radiohybrid Molecule

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In December 2023, the Company entered into a patent license agreement with Mayo Clinic for the rights to Mayo’s PSMA Alpha-PET DoubLET platform technology for the treatment of PSMA-expressing cancers, with an initial focus on prostate. This radiopharmaceutical platform provides detailed PET imaging-based diagnosis and dosimetry using long-lived copper-64 (64Cu) for imaging and alpha-particle targeted therapies using 212Pb.

Brachytherapy: Recent Highlights

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During the fourth quarter of 2023, the Company announced the sale of its brachytherapy business, including its radioactive Cesium-131 seed assets and related business infrastructure, to GT Medical Technologies, Inc. The transaction is expected to close in the first half of 2024.

Subsequent Business Highlights

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In January 2024, Perspective Therapeutics entered into strategic agreements with Lantheus Holdings, Inc. and its affiliates (“Lantheus”) (NASDAQ: LNTH). Under the agreements, Lantheus will have the option to negotiate an exclusive license to Perspective’s [212Pb]VMT-α-NET. Lantheus will also have the option to co-fund and negotiate an exclusive license for certain early-stage therapeutic candidates targeting prostate cancer using Perspective's lead platform technology.

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In February 2024, Perspective announced it entered into an exclusive license agreement with Stony Brook University for the rights to its Cuburbit[7]uril-admantane (“CB7-Adma”) pre-targeting platform for the diagnosis and treatment of cancer. The exclusive license with Stony Brook University covers the global intellectual property rights for the CB7-Adma pre-targeting platform. The Company has applied for the Phase I tranche of a 2.5-year Fastrack Small Business Innovation Research grant (Phase I $400,000; total $2.4 million) from the National Institutes of Health National Cancer Institute to support the development of the pre-targeting program.

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In March 2024, the Company announced its next therapeutic candidate, PSV359. PSV359 targets fibroblast activation protein-α (“FAP-α”) for the treatment of solid tumors. The Company presented data which included analysis of a first-in-human study, under the direction of Dr. Dharmender Malik of Fortis Memorial Research Institute, evaluating the suitability of [203Pb]PSV359 for SPECT/CT imaging of patients with lung adenocarcinoma, NETs, and chrondroblastic osteosarcoma. Perspective is working to file an IND application in late 2024 for this new program.

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In March 2024, the Company acquired a state-of-the-art radiopharmaceutical manufacturing facility and associated equipment and systems for the production of its 203Pb- and 212Pb-labeled radiopharmaceuticals in Somerset, New Jersey.

Fiscal Year 2023 Financial Summary

The Company has previously presented its results in two segments: Drug Operations and Brachytherapy. Due to the divestiture of its entire brachytherapy segment to GT Medical, the assets and operations of the brachytherapy segment have been classified as discontinued operations in the Company’s financials. The comments below pertain to our continuing operations unless otherwise noted.

Grant revenues were $1.4 million for the year ended December 31, 2023 compared to no grant revenues in the prior year.

Research and development expenses were $21.3 million for the year ended December 31, 2023 compared to $0.9 million for the same period in 2022, an increase of $20.4 million. Management continues to believe that research and development expenses may increase as the Company continues to advance its clinical programs.

Total operating expenses for the year ended December 31, 2023 were $42.4 million, compared to $8.7 million for the year ended December 31, 2022, an increase of 387%.

Net loss for the year ended December 31, 2023 was $46.5 million or $(0.17) per basic and diluted share, compared to a net loss of $10.8 million or $(0.08) per basic and diluted share for the year ended December 31, 2022.  The 2023 net loss figure includes $40.1 million in loss from continuing operations and $9.1 million in loss from discontinued operations offset partially by deferred income tax benefit of $2.7 million.

Cash and cash equivalents as of December 31, 2023, was $9.2 million as compared to $21.0 million on December 31, 2022.  During the first quarter of 2024, Perspective raised aggregate gross proceeds of $20.8 million in a January 2024 private placement, $69.0 million in a January 2024 public offering, and $87.4 million in a March 2024 private placement before deducting underwriting fees, placement agent fees, and other expenses. We believe that our cash and cash equivalents as of December 31, 2023 and the cash we raised through the January 2024 private placement and public offering and the March 2024 private placement will be sufficient to fund our operations and capital investments into 2026.

As of March 22, 2024, the number of common shares outstanding was 586,915,977.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc., is a radiopharmaceutical development company that is pioneering advanced treatment applications for cancers throughout the body. The Company has a proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting peptides. The Company is also developing complementary imaging diagnostics that incorporate the same targeting peptides which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments.

The Company's melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions. The Company has also developed a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential" or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the ability for VMT01 to target and deliver 212Pb to tumor sites expressing melanocortin 1 receptor (“MC1R”), a protein that is overexpressed in melanoma cancers; the Company’s belief that the March 2024 acquisition of a radiopharmaceutical manufacturing facility will support production expansion; the Company’s belief that acquiring a radiopharmaceutical manufacturing facility to support its production expansion, adding to its strategic partnerships to include pioneers in radiopharmaceuticals and oncology such as Lantheus, Bristol Myers Squibb, and Mayo Clinic, along with the financing activities subsequent to year end, have positioned the Company to advance innovative precision medicines for the treatment of cancer with our proprietary radiopharmaceuticals; the Company’s expectation that a preliminary data readout will be available in the second half of 2024 for the University of Iowa’s Phase 1 trial evaluating the safety of [212Pb]VMT-α-NET in patients with unresectable or metastatic SSTR2 expressing NETS; the Company’s expectation of preliminary results from Cohorts 1 and 2 of the Phase 1/2a [212Pb]VMT-α-NET trial in the third quarter 2024; the Company’s expectation that the sale of its brachytherapy business to GT Medical Technologies, Inc. will close in the first half of 2024; the Company’s belief that research and development expenses may increase as the Company continues to advance its clinical programs; the Company's ability to develop successful proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting peptides; the Company's prediction that complementary imaging diagnostics that incorporate certain targeting peptides provide the opportunity to personalize treatment and optimize patient outcomes; the Company's expectation that its "theranostic" approach enables the ability to see specific tumors and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments; the Company's clinical development plans and the expected timing thereof; the potential functionality, capabilities, and benefits of the Company's product candidates and the potential application of these product candidates for other disease indications; and the Company's expectations, beliefs, intentions, and strategies regarding the future; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the Company's ability to continue as a going concern, the potential that regulatory authorities may not grant or may delay approval for the Company's product candidates; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the Company's ability to obtain and maintain regulatory approval for the Company's product candidates; delays, interruptions or failures in the manufacture and supply of the Company's product candidates; the size and growth potential of the markets for the Company's product candidates, and the Company's ability to service those markets; the Company's cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the Company's expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company's ability to obtain additional funding to support its clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of its product candidates; the ability of the Company to manage growth and successfully integrate its businesses; the Company's ability to maintain its key employees; whether there is sufficient training and use of the Company's products and product candidates; the market acceptance and recognition of the Company's products and product candidates; the Company's ability to maintain and enforce its intellectual property rights; the Company's ability to maintain its therapeutic isotope supply agreement with the Department of Energy; the Company's ability to continue to comply with the procedures and regulatory requirements mandated by the FDA for additional trials, Phase 1 and 2 approvals, FDA Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC"), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contacts:

Perspective Therapeutics IR

Annie Cheng

ir@perspectivetherapeutics.com

Russo Partners, LLC

Nic Johnson / Adanna G. Alexander, Ph.D. / Harrison Seidner, Ph.D.

perspectivetx@russopr.com

Perspective Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except shares)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$9,238	$20,993
Short-term investments	-	22,764
Accounts receivable, net	1,165	1,363
Note receivable	-	6,109
Prepaid expenses and other current assets	1,133	443
Current assets held for sale - discontinued operations	5,301	1,543
Total current assets	16,837	53,215

Noncurrent assets:
Property and equipment, net	5,576	371
Right of use asset, net	747	-
Restricted cash	182	182
Intangible assets: In-process research and development	50,000	-
Goodwill	24,062	-
Other assets, net	487	175
Noncurrent assets of discontinued operations	-	4,148

Total assets	$97,891	$58,091

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$6,107	$1,541
Lease liability	46	-
Accrued protocol expense	322	233
Accrued radioactive waste disposal	480	571
Accrued payroll and related taxes	3,128	212
Accrued vacation	460	285
Note payable, current	49	-
Current liabilities of discontinued operations	5,072	276
Total current liabilities	15,664	3,118

Noncurrent liabilities:
Lease liability	780	-
Notes payable	1,676	-
Noncurrent liabilities of discontinued operations	-	331
Deferred tax liability	4,592

Total liabilities	22,712	3,449

Commitments and contingencies (Note 16)

Stockholders' equity:
Preferred stock, $.001 par value; 7,000,000 shares authorized: Series B: 5,000,000 shares allocated; no shares issued and outstanding	-	-
Common stock, $.001 par value; 750,000,000 shares authorized; 281,809,852 and 142,112,766 shares issued and outstanding	282	142
Additional paid-in capital	227,337	160,432
Accumulated deficit	(152,440)	(105,932)
Total stockholders' equity	75,179	54,642

Total liabilities and stockholders' equity	$97,891	$58,091

Perspective Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(Dollars and shares in thousands, except for per share amounts)

	Year ended December 31,
	2023	2022 (unaudited)

Grant revenue	$1,434	$-
Gross profit	1,434	-

Operating expenses:
Research and development	21,311	881
General and administrative	21,064	7,486
Loss on equipment disposal	-	305
Total operating expenses	42,375	8,672

Operating loss	(40,941)	(8,672)

Non-operating income:
Interest income, net	934	618
Interest expense	(84)	-
Other income	2	-
Equity in loss of affiliate	(17)	-
Total non-operating income	835	618

Net loss from continuing operations	(40,106)	(8,054)
Net loss from discontinued operations	(9,053)	(2,706)
Net loss before deferred income tax benefit	(49,159)	(10,760)

Deferred income tax benefit	2,651	-

Net loss	(46,508)	(10,760)

Basic and diluted loss per share:
Loss from continuing operations	$(0.14)	$(0.06)
Loss from discontinued operations	(0.03)	(0.02)
Basic and diluted loss per share	$(0.17)	$(0.08)

Weighted average shares used in computing net loss per share:
Basic and diluted	267,643	142,067